UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 240.14a-12

Bojangles’, Inc.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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The following materials were first provided to vendors of Bojangles’, Inc. on November 6, 2018:

Dear Vendor Partner,

We are happy to share that after thoughtful consideration and consultation with outside advisors, Bojangles’ has entered into an agreement to be acquired by Durational Capital Management LP and The Jordan Company, L.P.

Durational Capital Management is a leading investment firm focused on investing in high quality consumer companies. The Jordan Company is a private equity firm focused on buyout investments in smaller middle-market companies across a range of industries.

The acquisition is subject to shareholder approval and is expected to be completed in the first quarter of fiscal year 2019. Once the transaction has closed, Bojangles’ will operate as an independent, privately-held company and continue to maintain its Support Center functions in Charlotte.

We are confident the new ownership group is committed to maintaining the qualities of the Bojangles’ brand that have made it an icon of the industry, including our culture, high-quality food, and commitment to delivering exceptional experiences to our customers. A press release announcing this exciting new chapter in the Bojangles’ story can be found on our company website. Also, attached to this message for your convenience you will find a helpful list of frequently asked questions (FAQs).

Thank you for your continued support and partnership as we enter this exciting new chapter in the Bojangles’ story.

Frequently Asked Questions:

What was announced?

Bojangles’ announced that it has entered into a definitive agreement to be acquired by Durational Capital Management LP and The Jordan Company, L.P. Under the terms of the agreement, Durational Capital LP and The Jordan Company, L.P. will acquire the Company. Through this transaction, Bojangles’ will transition from being a publicly-traded company to a privately-held company.

Why are we doing this?

The private ownership structure will allow us to take a more flexible, long-term approach to the business, so that we can make further investments in people, menu, technology, and remodels.

Who are Durational Capital Management LP and The Jordan Company?

Durational Capital Management is a leading investment firm focused on investing in high quality consumer companies. The Jordan Company is a private equity firm focused on buyout investments in smaller middle-market companies across a range of industries.

When is the transaction expected to close?

We expect the transaction to be completed in the first quarter of fiscal year 2019, subject to shareholder approval and customary closing conditions. Until closing, we will remain an independent, publicly traded company, and day-to-day operations are expected to continue as usual.

Will there be any changes in my point of contact with Bojangles’?

With respect to your day-to-day relationship with our company, your contacts at Bojangles’ will remain the same and you should continue to reach out to them if you have any questions. Should you receive any inquiries from the media, please refer them to Brian Little in the Bojangles’ Communications Department at 704-519-2118 or BLittle@bojangles.com. Inquiries from shareholders or financial analysts should be referred to IR@bojangles.com. Questions or concerns from guests should be referred to our website: https://www.bojangles.com/contact/.

What does this transaction mean for Bojangles suppliers and vendors?

Until closing, we remain an independent, publicly traded company, and we do not expect any immediate changes in how you conduct business with us.

Will there be any changes to my existing contracts or agreements?

We will continue to honor our contracts and agreements under existing terms. If changes are made in the future, they will follow a standard process and you will be informed when information is available.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Bojangles’ from specifically enforcing obligations of Walker Parent, Inc., an investment vehicle of Durational Capital Management LP and The Jordan Company, L.P. (Parent) under the merger agreement or recovering damages for any breach by Parent; (2) the effects that any termination of the merger agreement may have on Bojangles’ or its business, including the risks that (a) Bojangles’ stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Bojangles’ to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Bojangles’ and its business, including the risks that as a result (a) Bojangles’ business, operating results or stock price may suffer, (b) Bojangles’ current plans and operations may be disrupted, (c) Bojangles’ ability to retain or recruit key employees may be adversely affected, (d) Bojangles’ business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Bojangles’ management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Bojangles’ ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Bojangles’ and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Bojangles’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated or supplemented by subsequent reports that Bojangles’ has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor Bojangles’ assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between a subsidiary of Walker Parent, Inc. and Bojangles’. In connection with the proposed transaction, Bojangles’ plans to file a proxy statement with the SEC. STOCKHOLDERS OF BOJANGLES’ ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BOJANGLES’ WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Bojangles’ at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting Bojangles’ Investor Relations at IR@bojangles.com or 203.682.8253.

Participants in Solicitation

Bojangles’ and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Bojangles’ directors and executive officers is available in its proxy statement filed with the SEC on April 20, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.